UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2011

CENTRAL BANCORP, INC.
(Exact Name Of Registrant As Specified In Charter)

Massachusetts	0-25251	04-3447594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Highland Avenue, Somerville, Massachusetts  02144
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 628-4000

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On March 17, 2011, the Board of Directors of Central Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Central Co-operative Bank (the “Bank”), appointed Gerald T. Mulligan as a director of the Company and the Bank.  In connection with his appointment as a director, Mr. Mulligan was also appointed to serve on the Compensation Committee of the Company’s Board of Directors.  Mr. Mulligan was not selected as a director pursuant to any arrangements or understandings between Mr. Mulligan and the Company, the Bank or any other person.  In addition, there are no material or related party transactions between Mr. Mulligan and the Company, the Bank or any other person.  A press release, dated March 18, 2011, issued by the Company in connection with the appointment of Mr. Mulligan as a director is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

          Number      Description

          99.1         Press Release dated March 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL BANCORP, INC.

Date: March 18, 2011	By:	/s/ Paul S. Feeley
Paul S. Feeley
Senior Vice President, Treasurer and Chief Financial Officer